Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND OF

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

RULES 13a-14 AND 15d-14 UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David H. Lesser, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Power Reit;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 17, 2020

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	Chairman of the Board, Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer and Principal Financial Officer)